                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 9, 2001




                           TRANSWESTERN HOLDINGS L.P.
             (Exact name of registrant as specified in its charter)



    DELAWARE                    333-42117                        33-0560667
(State or other               (Commission                      (IRS Employer
jurisdiction of               File Number)                   Identification No.)
incorporation)

               8344 CLAIREMONT MESA BOULEVARD, SAN DIEGO, CA 92111 (Address of principal executive offices) (Zip Code)

                                  858-467-2800
               Registrant's telephone number, including area code:



                              Total No. of Pages: 4

Item 2: Acquisition or Disposition of Assets.

On April 9, 2001, TransWestern Publishing Company LLC (the "Company"), a wholly-owned subsidiary of TransWestern Holdings, L.P. acquired 8 directories in Kentucky and Texas from Alliance Media Group, Inc. for cash in the amount of approximately $6.0 million, which was funded with borrowings under the Company's existing revolving credit facility with Canadian Imperial Bank of Commerce, First Union National Bank, Fleet National Bank, Bank of Hawaii and Bankers Trust Company. The acquisition will be accounted for as a purchase and accordingly the purchase price will be allocated to the tangible and intangible assets acquired based on their respective fair values at the date of acquisition.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements - To be filed by amendment within sixty (60) days of the date this Current Report on Form 8-K is required to be filed.

(b)     Pro Forma Financial Statements - To be filed by amendment within sixty
        (60) days of the date this Current Report on Form 8-K is required to be filed.

(c)     Exhibits -

Exhibit Number        Description of Exhibit
--------------        ----------------------
2.1                   Asset Purchase Agreement dated as of March 7, 2001,
                      between TransWestern Publishing Company LLC and Alliance
                      Media Group, Inc.

99.1                  Press release dated April 12, 2001



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 16, 2001
                                       TransWestern Holdings, L.P.


                                       By:  TransWestern Communications
                                            Company, Inc.
                                       Its: General Partner

                                       By: /s/Joan M. Fiorito
                                           -------------------------------------
                                           Name: Joan M. Fiorito
                                           Title: Vice President, Chief
                                           Financial Officer
                                           (Principal Financial and Accounting
                                           Officer)



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                                 Exhibit Index

Exhibit Number          Description of Exhibit
--------------          ----------------------
2.1                     Asset Purchase Agreement dated as of March 7, 2001,
                        between TransWestern Publishing Company LLC and Alliance
                        Media Group, Inc.

99.1                    Press release dated April 12, 2001


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